Exhibit 10.2

STREETERVILLE CAPITAL, LLC

January 26, 2026

Arrive AI Inc.

Attn: Dan O’Toole

dan@arriveai.com

Re: Funding of Additional Pre-Paid Purchase

Dear Dan:

This letter agreement (this “Letter Agreement”) is entered into by and between Streeterville Capital, LLC, a Utah limited liability company (“Investor”), and Arrive AI Inc., a Delaware corporation (“Company”), in connection with that certain Securities Purchase Agreement dated March 21, 2025, between Company and Investor (the “Purchase Agreement”). Company has requested that Investor fund $10,000,000 under the Purchase Agreement for the purchase of a fourth Pre-Paid Purchase (“PPP #4”). Investor has agreed to purchase PPP #4 if Company agrees to register the resale of additional Purchase Shares (as defined in the Purchase Agreement) purchasable pursuant any Pre-Paid Purchase issuable under the Purchase Agreement on a new registration statement. Accordingly, Investor and Company hereby agree as follows:

1. Registration. Company covenants to file a Form S-1 Registration Statement to register Investor’s resell of at least 10,000,000 Purchase Shares on or before February 9, 2026.

2. Breach. Any breach or default of this Letter Agreement will be deemed an Event of Default under PPP #4.

3. Conflict. In the event of a conflict between the terms and conditions contained in this Letter Agreement and those contained in any other agreement or document related to the Purchase Agreement or PPP #4, the terms and conditions contained herein shall control.

4. Governing Law; Arbitration Provisions. The internal laws of the State of Utah (irrespective of its conflict of law principles) will govern the validity of this Letter Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto. This Letter Agreement will be subject to Arbitration Provisions (as defined in the Purchase Agreement).

5. Assignment; Binding upon Successors and Assigns. Company may not assign any of its rights or obligations hereunder without the prior written consent of Investor. This Letter Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

6. Attorneys’ Fees. Should suit be brought to enforce or interpret any part of this Letter Agreement, the prevailing party will be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys’ fees to be fixed by the court (including without limitation, costs, expenses and fees on any appeal).

7. Amendment and Waivers. Any term or provision of this Letter Agreement may be amended and the observance of any term of this Letter Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the parties hereto. The waiver by either party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default.

8. Entire Agreement. This Letter Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes any prior understandings, agreements or representations, written or oral, relating to the subject matter hereof.

9. Counterparts. This Letter Agreement may be executed in two or more counterparts, each of which when executed and delivered shall be deemed an original and all of which, taken together, shall constitute the same agreement. This Letter Agreement may be executed by electronic signature, which shall be considered legally binding for all purposes.

10. Further Assurances. Each party to this Letter Agreement agrees to perform any further acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Letter Agreement.

11. Waiver of Jury Trial. EACH PARTY TO THIS LETTER AGREEMENT IRREVOCABLY WAIVES ANY AND ALL RIGHTS SUCH PARTY MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS LETTER AGREEMENT, ANY OTHER TRANSACTION DOCUMENT, ANY ADDITIONAL INVESTMENT DOCUMENT, OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY.

[Remainder of page intentionally left blank; signature page to follow]

2

IN WITNESS WHEREOF, Investor and Company have duly executed and delivered this Letter Agreement to be effective as of the date first set forth above.

INVESTOR:

STREETERVILLE CAPITAL, LLC

By:
John M. Fife, President

ACCEPTED AND AGREED:

COMPANY:

ARRIVE AI INC.

By:
Dan O’Toole, Chief Executive Officer

[Signature Page to Letter Agreement]